2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Investor Presentation November 2018 0 34 84 18 86 154 108 134 195 82 89 95 191 191 191 241 229 24 33 75 35 255 175 25 Exhibit 99.1

Table of Contents IRT Overview Investment Thesis 2 Markets 3 – 5 Assets 6 Portfolio Composition 7 Value Add Program 8 – 10 Capital Recycling Program 11 – 12 Capital Structure 13 – 14 Guidance 15 Conclusion 16 Appendix Market Profiles 18 – 24 Portfolio Transformation 25 Demographic Profile 26 Definitions and Non-GAAP Financial Measure Reconciliations 27 – 28 Forward-Looking Statement 29

Positioned to Unlock Long-term Value Clear investment strategy focused on middle-market communities across non-gateway MSAs Accretive, tenant-first approach to owning and operating high-quality multifamily communities $ Value add community redevelopment and capital recycling initiatives Simple, conservative capital structure, focused on increasing returns

Clear Investment and Ownership Strategy Assets Our Focus: Well-located middle-market communities, likely to benefit from: Robust management platform Operational expertise Economies of scale Markets Our Focus: Targeted submarkets within non-gateway markets exhibiting: Strong apartment demand Limited new construction Strong economic indicators We Look For: Strong employment drivers Population growth & positive net migration trends Limited multi-family housing starts Well-rated schools Attractive rent vs. buy dynamics Mature, infill locations with high barriers to entry We Look For: Mid-rise/garden style (150–500) units with attractive amenities Acquire properties at less than replacement cost A 5-15 year operating track record Opportunities for repositioning or updating through capital expenditures Ability to apply tailored marketing and management strategies to attract and retain residents and increase rents Creating value by identifying the right assets in the right markets Leading To Increased Property Level NOI – Stable Occupancy Rates, Above Average Rent Growth and Reduced Expenses

Source: CoStar Note: 2018 are projections as reported by CoStar as of 9.28.18 IRT weighted averages are based on unit count as of Q3 2018, inclusive of Waterford Landing acquisition. Gateway markets represent an arithmetic average of New York, Washington DC, San Francisco and Los Angeles. Huntsville, AL was excluded from this chart for 2018 IRT weighted average and Wilmington, NC was excluded from 2016 IRT weighted average due net completions being zero. Our Markets Demonstrate Positive Demographic Factors 0 34 84 18 86 154 108 134 195 82 89 95 191 191 191 241 229 24 33 75 35 255 175 25 Population growth in IRT’s markets is above the national average and is growing faster than new supply, creating increased demand for existing apartment units. Migration Outpacing New Supply Projected Net Migration / Projected Completions (3) Population Growing at a Higher Rate Represents the number of people migrating to markets for every one unit delivered Population in IRT’s markets is expected to grow 1.26% in 2018 compared to 0.54% in gateway markets and 0.67% across the country (1) (2) (1) (2)

Our Markets Demonstrate Strong Employment Outlook 0 34 84 18 86 154 108 134 195 82 89 95 191 191 191 241 229 24 33 75 35 255 175 25 Job growth in IRT’s markets is above the national average and is growing faster than new supply, creating increased demand for existing apartment units. Job Growth Outpacing New Supply Employment Growing at a Higher Rate Projected Jobs / Projected Completions (3) Represents the number of new jobs in markets for every one unit delivered Employment in IRT’s markets is expected to grow 1.97% in 2018 compared to 1.38% in gateway markets and 1.64% across the country (1) (1) (2) (2) Source: CoStar Note: 2018 are projections as reported by CoStar as of 9.28.18. IRT weighted averages are based on unit count as of Q3 2018, inclusive of Waterford Landing acquisition. Gateway markets represent an arithmetic average of New York, Washington, DC, San Francisco and Los Angeles. Huntsville, AL was excluded from this chart for 2018 IRT weighted average and Wilmington, NC was excluded from 2016 IRT weighted average due net completions being zero.

Our Assets Demonstrate Attractive Apartment Industry Dynamics Low Homeownership Limited New Supply The national Class B vacancy rate remains close to historic lows Class B vacancy continues to decline, notwithstanding an increase in apartment completions across the broader apartment market The majority of new supply remains concentrated in primary markets, and competes with Class A properties Homeownership Data Source: U.S Census Bureau as of 9.19.18, Costar as of 9.28.18. 2018 U.S. census data is annualized based on YTD Q3 2018. New Supply Data Source: CoStar as of 9.28.18. The favorable fundamentals of our markets drive demand for our assets Growth in households increases the pool of renters, even more so during periods of reduced homeownership The homeownership rate was 64.4% in 2Q 2018 down from 69.2% in 4Q 2004 (the peak) Homeownership affordability remains challenging for many households, especially for first-time buyers

Portfolio Scale and Management Platform Deliver Operational Excellence For all owned communities as of 11.1.2018, plus Lucerne in Brandon, FL For the Q3 2018 including pro forma NOI from recently completed acquisitions IRT’s Management Platform: Manage all 60 communities 1 Capitalizing on economies of scale through regional managers’ ability to be on-site Algorithmic-based revenue management system Resulting in cost management efficiencies Regional management team averages over 20 years of experience Scale & regional strategy drive long-term margin accretion Management platform differentiates IRT, and drives resident retention $1,016 avg. effective monthly rent across the portfolio + Class A Properties Class B Properties Properties Held For Sale $1,298 avg. rent per unit across Class A communities $947 avg. rent per unit across Class B communities Pro Forma NOI Contribution by Asset Class 2

Value Add Opportunity After Before At a Glance Value add projects, which IRT defines as renovations and upgrades at selected communities to drive increased rental rates, are a core part of IRT’s strategy to maximize its portfolio’s value Opportunity Over 4,300 units identified for redevelopment across 14 properties creating organic value Investment Estimate a total investment of $50 million Expected Return In total, expect 15-20% return on investment, unlocking an additional $8.0 to $9.0 million in annual NOI 1 Multi-Phase Approach Projects will commence in phases through 2019; phase 1 and phase 2 are underway and expected to be completed in the second quarter of 2019 and the first half of 2020, respectively The additional NOI is expected to be fully realized within twelve months of completion of Phase 2 of the value add program.

Value Add Schedule | Where We Are Today

Value Add Summary
Year to Date as of September 30, 2018

Property	Market	Total Units	Units Complete	Units Leased	Rent Premium (c)	% Rent Increase	Renovation Costs per Unit (a) Interior	Renovation Costs per Unit (a) Exterior	Renovation Costs per Unit (a) Total	ROI (b)
Phase 1										
Jamestown (e)	Louisville, KY	356	112	115	$ 236	28.6%	$ 15,687	$ 4,696	$ 20,383	13.9%
The Village at Auburn	Raleigh-Durham, NC	328	189	135	213	20.9%	13,205	1,099	14,304	17.9%
Pointe at Canyon Ridge (e)	Atlanta, GA	494	185	182	186	20.0%	8,158	2,169	10,327	21.7%
Haverford	Lexington, KY	160	77	69	90	11.0%	4,878	468	5,347	20.2%
Crestmont (e)	Atlanta, GA	228	81	78	124	13.3%	12,173	7,662	19,835	7.5%
Total/Weighted Average		1,566	644	579	$ 183	19.9%	$ 10,980	$ 3,145	$ 14,125	15.5%
Phase 2										
Oxmoor (e)	Louisville, KY	432	68	71	$ 199	22.9%	$ 12,650	$ 126	$ 12,776	18.7%
Brunswick Point	Wilmington, NC	288	65	70	89	9.6%	5,810	100	5,910	18.1%
Schirm Farms	Columbus, OH	264	32	42	82	9.2%	6,384	137	6,521	15.0%
Kensington Commons	Columbus, OH	264	11	8	105	13.1%	8,028	193	8,221	15.3%
Creekside Corners	Atlanta, GA	444	15	20	180	17.6%	9,101	1,207	10,308	21.0%
Stonebridge Crossing (e)	Memphis, TN	500	8	9	233	28.7%	7,641	531	8,172	34.3%
Arbors River Oaks (e)	Memphis, TN	191	4	8	411	36.3%	6,481	133	6,614	74.5%
King's Landing (d) (e)	St. Louis, MO	152	—	—	—	—	—	—	—	—
Riverchase (d)	Indianapolis, IN	216	—	—	—	—	—	—	—	—
Total/Weighted Average		2,751	203	228	$ 148	16.2%	$ 8,508	$ 419	$ 8,927	19.8%
Grand Total/Weighted Average		**4,317**	**847**	**807**	**$ 173**	**18.9%**	**$ 10,282**	**$ 1,500**	**$ 11,782**	**17.6%**

(a) Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community.
(b) Calculated using the rent change per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(c) The rent change per unit per month reflects the difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.
(d) Renovations are scheduled to commence in Q4 2018.
(e) Property is included in our same store portfolio.

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Low risk redevelopment with potential for immediate value creation per unit 5 Communities 1,566 Units Est. $23M investment Est. return of 15-20% Est. avg. monthly rent premium of ~$180 Expected to be complete in Q2 of 2019 9 Communities 2,751 Units Est. $27M investment Est. return of 20-25% Est. avg. monthly rent premium of ~$150 Expected to be complete in the beginning of 2020 Phase 1 & 2 Projected to Deliver NOI Growth Creating incremental value for shareholders through investing in existing communities: Opportunity to unlock an additional $8.0M - $9.0M in NOI 1 2 The additional NOI is expected to be fully realized within twelve months of completion of Phase 2 of the value add program. Pro forma NOI reflects the impact of all acquisitions and dispositions as if they occurred on 1.1.2018, including IRT’s four acquisitions that occurred in Q1 2018.

Executing on Capital Recycling Initiatives

Selling

Assets in markets lacking future growth fundamentals

Buying

Assets in markets with scale, or where scale can be achieved

Assets Held for Sale

Property	Location	Units
• Carrington Park	Little Rock, AR	202
• Stonebridge at the Ranch	Little Rock, AR	260
• Arbors at the Reservoir	Jackson, MS	170
• The Aventine Greenville	Greenville, SC	346
Projected total proceeds in 2018 *($ in millions)*		**$136 to $139**
• Reserve at Eagle Ridge	Chicago, IL	370
Projected total proceeds in 2019 *($ in millions)*		**$43 to $45**

Acquired Assets

Property	Location	Units	Acquisition Date[1]	Sales Price ($ in millions)
• Bridgeview Apartments	Tampa, FL	348	7/11/2018	$43.0
• Collier Park	Columbus, OH	232	7/26/2018	$21.2
• Waterford Landing	Atlanta, GA	260	10/11/18	$30.5
• Lucerne	Brandon, FL	276	Pending	$47.0
Total investment since program was announced [2]				**$141.7**

Capital recycling program sets the table for driving future organic growth:

- ✓ **Upgrading portfolio by investing in *core markets with scale, or where scale can be improved***
- ✓ **Acquired communities where *future value add opportunities exist* to further drive NOI once onboarded onto IRT's platform**
- ✓ **Exiting markets that lack scale, as well as future growth fundamentals**

Source: Company filings and press releases.
(1) As of 9.28.28
(2) Capital recycling program announced on the Q2 earnings call on 8.2.2018

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Track Record of Portfolio Transformation

Transaction Highlights

- ✓ Increased scale with 30% expansion in total unit count for a total investment of over $380 million in the past twelve months
- ✓ Grew the 9-property portfolio's Q3 2018 revenue by 10% year-over-year and NOI by 17% compared to pre-acquisition Q3 2017 through implementation of IRT operating management platform [4]
- ✓ Accelerated IRT's penetration in core existing and target non-gateway markets
- ✓ Acquired high-quality middle-market communities that align with IRT's investment criteria
- ✓ Have identified value add opportunities in the majority of communities acquired.



Kensington Commons
Columbus, OH



Creekside Corners
Atlanta, GA

9-Property Portfolio Acquisition Overview (September 2017)

	Market	State	Built / Renovated	Units	Period End Occupancy[1]	Avg. Effective Rent/Unit[1]	Close Date
Kensington Commons	Columbus	OH	2004	264	93.9%	$927	9/26/2017
Schirm Farms	Columbus	OH	2002	264	82.6%	$893	9/26/2017
Riverchase Apts	Indianapolis	IN	2000	216	93.5%	$850	9/26/2017
Cherry Grove Commons	Myrtle Beach	SC	2001	172	91.3%	$1,065	9/26/2017
Live Oak Trace	Baton Rouge	LA	2002/2017	264	76.9% [2]	$931	10/25/2017
Tides at Calabash	Wilmington	NC	2010	168	97.6%	$906	11/14/2017
Brunswick Point	Wilmington	NC	2005	288	93.4%	$884	12/12/2017
Hartshire Lakes	Indianapolis	IN	2008	272	93.0%	$969	1/3/2018
Creekside Corners Apts	Atlanta	GA	2001	444	91.0%	$983	1/3/2018
Grand Total/Weighted Average				**2,352**	**90.0%**	**$935**	

One-off Community Acquisition Overview

Property Name	Market	State	Built / Renovated	Units	Period End Occupancy[1]	Avg. Effective Rent/Unit[1]	Close Date
The Chelsea	Columbus	OH	2013	312	91.4%	$1,102	1/4/2018
Avalon Oaks	Columbus	OH	1999	235	93.6%	$924	2/27/2018
Bridgeview Apartments	Tampa	FL	1986	348	89.1%	$1,018	7/11/2018
Collier Park	Columbus	OH	2000	232	94.4%	$877	7/26/2018
Waterford Landing [3]	Atlanta	GA	1999	260	93.7%	$882	10/11/18
Lucerne [5]	Brandon	FL	2002	276	95.3%	$1,220	Pending
Grand Total/Weighted Average				**1,663**	**92.7%**	**$1,013**	

(1) Physical occupancy and average effective rent as of 9.28.18, unless otherwise noted.
(2) Property was recently renovated and impacted units are in the process of being leased up.
(3) Physical occupancy and average effective rents as of 10.09.18
(4) 2017 3Q results based on actual results under prior ownership adjusted for the timing of IRT's acquisitions in Q3 2017
(5) Physical occupancy and average effective rents as of 10.22.18

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Includes the pro forma impact of the five-year, $200 million unsecured term loan IRT entered into in October 2018, which matures in January 2024. The proceeds were used to repay borrowings outstanding under the revolving portion of IRT’s $300 million unsecured credit facility. As of market close 3.31.17 & 9.30. 18 respectively Pro forma, as adjusted for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the announced capital recycling activities. Actual Net debt to adjusted EBITDA was 9.7x for the three months ended 9.30.18 1Q 2017 53.2% Debt Simple Capital Structure We have a simple capital structure... With almost no debt maturing until 2021… …And limited exposure to interest rate risk. Our focus is reducing leverage. 3Q 2018 50.5% Debt Total Debt Common Equity Market Capitalization Net Debt to Adjusted EBITDA Total Market Capitalization Floating Rate Debt Fixed Rate Debt 3Q 2018 100% Fixed 3 $s in millions $1.44bn $1.91bn Actual Debt Maturity Schedule 1 Total Debt to Total Gross Assets at Cost In percent 2

How Do We Right Size Leverage?

① ***Value add and annual organic NOI Growth***, at our existing portfolio, is expected to ***grow NOI 23% cumulatively*** over ***4 years***…



$'s in millions
FY 2017
Pro Forma NOI
$112 [1]
+
Organic NOI Growth
(through 2021)
$15 – $19 [2]
+
Value Add
NOI Addition
$8 – $9 [3]
=
Projected Future
Annual NOI
$135 - $140
NOI required to cover quarterly dividend payment (expected coverage by YE 2018)

② Each additional dollar of NOI growth drops to EBITDA, ***allowing for significant de-leveraging through 2021…***



Net debt to adj. EBITDA ratio [4]
9.3x
Interim-term target achieved through NOI growth
Mid 7's

(1) Pro forma NOI reflects the impact of all acquisitions and dispositions as if they occurred on 1.1.2018, including IRT's four acquisitions that occurred in Q1 2018.
(2) Projected annual organic total portfolio NOI growth of 3-4%
(3) The additional NOI is expected to be fully realized within twelve months of completion of Phase 2 of the value add program
(4) Pro forma, as adjusted for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the announced capital recycling activities. Actual Net debt to adjusted EBITDA was 9.7x for the three months e 9.30.18

14

2018 Guidance

2018 Full Year EPS and CFFO Guidance [1]

	Low	High
Net income allocable to common shares	$0.38	$0.42
Earnings per share	$0.38	$0.42

	Low	High
Net income allocable to common shares	$0.38	$0.42
Adjustments:		
Depreciation and amortization	0.50	0.50
Gains on sale of assets [2]	(0.19)	(0.22)
Share base compensation	0.03	0.03
Amortization of deferred financing fees	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.75

CORE FFO

($s in millions)



$15.0
$30.0
$43.0
$55.7
$66.0
2014
2015
2016
2017
2018 [5]

Key Operating Assumptions [6]

Same Store Communities	2018 Outlook
Number of properties/units	37 properties /10,329 units
Property revenue growth	2.15% to 2.25%
Controllable property operating expense growth	0.5% to 0.6%
Real estate tax and insurance expense increase	3.5% to 3.6%
Total real estate operating expense growth	1.6% to 1.7%
Property NOI growth	2.5% to 2.7%

	Q4 2018 Guidance	FY 2018 Guidance
Same Store NOI Growth	3.3% to 4.0%	2.5% to 2.7%

Corporate Expenses	2018 Outlook
General and administrative expenses (excluding stock based compensation)	$8.4 to $8.7 million

Acquisition volume [3]	$142 million
Disposition volume [4]	$136 to $139 million

Capital Expenditures	
Recurring	$7.6 to $8.0 million
Value add & non-recurring	$27 to $32 million

(1) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2018 EPS and CFFO could vary significantly from the projections presented. See "Forward-Looking Statements" below. Our guidance is based on the following key assumptions for our 2018 performance.
(2) Current guidance assumes four of the five held for sale assets are sold during 2018, with the fifth held for sale asset expected to be sold in early 2019.
(3) Acquisition volume is for the period after the announcement of the capital recycling program in July 2018.
(4) Disposition volume assumes four of the five held for sale assets are sold during 2018, with the fifth held for sale asset expected to be sold in early 2019.
(5) Midpoint of full year 2018 guidance as revised in the Q3 2018 earnings release using weighted-average shares and units outstanding of 88,606,063.
(6) All assumptions are for the full year of 2018, unless otherwise specified.

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How IRT Unlocks Long-term Value

Clear investment strategy focused on **middle-market** communities across **non-gateway MSAs**

- ✓ Our markets are leading gateway cities & the national average in job & population growth
- ✓ 10 new jobs for every unit delivered in IRT markets
- ✓ Acquisitions align perfectly with strategy

Accretive, tenant-first approach to owning and operating **high-quality multifamily communities**

- ✓ Management platform drives margin accretion
- ✓ High, stable Q3 2018 same store occupancy: 95.3%[1]
- ✓ Q3 2018 same store NOI growth: 3.0% [1]
- ✓ ~30% increase in avg. base rent since IPO

Value add community **redevelopment** and **capital recycling** initiatives

- ✓ Recycle ~$170 - 190 million into core Class B communities in 2018 and early 2019
- ✓ Value add opportunities in 14 communities
  - Est. return of 15-20% once completed
  - Est. NOI growth of $8-$9mm [2]

Simple, conservative **capital structure**, focused on **increasing returns**

- ✓ Initiative to reduce net debt to adj. EBITDA multiple to the low 7's
- ✓ Total debt to total market capitalization ratio is ~50.5%
- ✓ 100% of debt is fixed

(1) Excludes seven same store communities that are part of our Value Add program for the three months ended 9.30.2018.
(2) The additional NOI is expected to be fully realized within twelve months of completion of Phase 2 of the value add program.

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2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Appendix & Definitions

Our Markets | Columbus [1]

Community Map



Westerville
Jonnstown
Dublin
New Albany
Hilliard
Gahanna
Upper Arlington
Pataskala
Columbus
Reynoldsburg
Urbancrest
Grove City
Pickerington
Darbydale
Canal Winchester



Bennington Pond Apartments
Groveport, OH



Schirm Farms
Canal Winchester, OH

Job Growth



2.46%
1.04%
1.93%
2016
2017
2018

2018 Projections:

National Average	*1.64%*
Gateway Markets	*1.38%*

Population Growth



1.30%
1.50%
1.12%
2016
2017
2018

2018 Projections:

National Average	*0.67%*
Gateway Markets	*0.54%*

Supply Growth [2]



0.96%
2.83%
1.52%
2016
2017
2018

Demand Drivers vs. New Supply



Job Creation3
5.8
Population Growth4
9.0

Columbus represents 8.3% of IRT's NOI portfolio-wide [5]

Differentiators

- 14th largest city in the U.S. by population
- Strong accessibility to major highway I-270
- Near thriving employment hubs such as Rickenbacker International airport
- Class B communities insulated from new Class A construction
- 4th lowest homeownership rate in the U.S.
- Major employers, and companies with headquarter-presence include:

Source: CoStar
Note: 2018 data are projections as reported by CoStar as of 9.28.18
(1) Data as of 9.28.18
(2) New units estimated to come online in 2018 as a percentage of total supply
(3) Projected Net Employment/Projected Completions
(4) Projected Net Population/Projected completions
(5) For the Three Months Ended September 30, 2018

18

Our Markets | Atlanta [1]

Community Map



Canton
Cumming
Flowery Branch
Cartersville
Buford
Braselton
Alpharetta
Acworth
Kennesaw
Roswell
Duluth
Winder
Marietta
Lawrenceville
Snellville
Monroe
Douglasville
Atlanta
Rica
College Park
Conyers
Social Circle
Covington
Fayetteville
McDonough





Pointe at Canyon Ridge
Sandy Springs, GA

Crestmont
Marietta, GA

Job Growth



3.04%
1.89%
1.56
2016
2017
2018

2018 Projections:

National Average	*1.64%*
Gateway Markets	*1.38%*

Supply Growth [2]



1.94%
2.92%
1.66%
2016
2017
2018

Population Growth



1.58%
1.66%
1.97%
2016
2017
2018

2018 Projections:

National Average	*0.67%*
Gateway Markets	*0.54%*

Demand Drivers vs. New Supply



Job Creation 3
4.7
Population Growth 4
16.6

Atlanta represents 11.4% of IRT's NOI portfolio-wide [5]

Differentiators

- Communities located within 5 min. of major highways
- Communities located in top-5 school districts in each MSA
- Benefitting from suburban sprawl, well-positioned in MSA's with growing ancillary job markets
- Major company presence in Atlanta include:

Source: CoStar
Note: 2018 data are projections as reported by CoStar as of 9.28.18
(1) Data as of 9.28.18
(2) New units estimated to come online in 2018 as a percentage of total supply
(3) Projected Net Employment/Projected Completions
(4) Projected Net Population/Projected completions
(5) For the Three Months Ended September 30, 2018

19

000 Supply Growth 2 Our Markets | Raleigh – Durham 1 Community Map Job Growth Creekstone at RTP Durham, NC Waterstone at Brier Creek Raleigh, NC Population Growth Communities located within 5 min. of major throughways Each community is in a top-5 school district in the market Easy access to local retail centers Many companies have a strong presence in the area, including: Differentiators Demand Drivers vs. New Supply 3 4 Source: CoStar Note: 2018 data are projections as reported by CoStar as of 9.28.18 Data as of 9.28.18 New units estimated to come online in 2018 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For the Three Months Ended September 30, 2018 Raleigh-Durham represents 9.7% of IRT’s NOI portfolio-wide 5 2018 Projections: National Average 1.64% Gateway Markets 1.38% 2018 Projections: National Average 0.67% Gateway Markets 0.54%

000 Our Markets | Louisville 1 Community Map Located within 5 min. of major highways Benefitting from the proximity to growing industrial footprint Each community is in a top-5 school district in the market Burgeoning tourism hub Major employers include: Job Growth Prospect Park Apartment Homes Louisville, KY Meadows Apartment Homes Louisville, KY Population Growth Differentiators Supply Growth 2 Demand Drivers vs. New Supply 3 4 Source: CoStar Note: 2018 data are projections as reported by CoStar as of 9.28.18 Data as of 9.28.18 New units estimated to come online in 2018 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For the Three Months Ended September 30, 2018 Louisville represents 9.3% of IRT’s NOI portfolio-wide 5 2018 Projections: National Average 1.64% Gateway Markets 1.38% 2018 Projections: National Average 0.67% Gateway Markets 0.54%

000 Our Markets | Tampa 1 Community Map Job Growth Lakes of Northdale Tampa, FL Population Growth The market is on track to add 65,000 jobs between the winter of 2017 and the end of 2018 6 Major employers in the area include: Major companies have committed to a major presence in the market such as: Differentiators Source: CoStar Note: 2018 data are projections as reported by CoStar as of 9.28.18 Data as of 9.28.18 New units estimated to come online in 2018 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For the Three Months Ended September 30, 2018 Moody’s Analytics Supply Growth 2 Demand Drivers vs. New Supply 3 4 Tampa represents 3.5% of IRT’s NOI portfolio-wide 5 2018 Projections: National Average 1.64% Gateway Markets 1.38% 2018 Projections: National Average 0.67% Gateway Markets 0.54%

000 Demand Drivers vs. New Supply Our Markets | Charlotte 1 Community Map Job Growth Fountains Southend Charlotte, NC Population Growth 17th largest city in the U.S. by population Long-term demand fundamentals are favorable with outsized population growth projected in the key age group of 20-34 6 Favorable average rent growth outpaces national average 6 Job growth driven by an economic shift away from a manufacturing economy toward a service economy Major employers include: Differentiators Source: CoStar Note: 2018 data are projections as reported by CoStar as of 9.28.18 Data as of 9.28.18 New units estimated to come online in 2018 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For the Three Months Ended September 30, 2018 Fannie Mae Multifamily and Economics Research Supply Growth 2 3 4 Charlotte represents 2.1% of IRT’s NOI portfolio-wide 5 2018 Projections: National Average 1.64% Gateway Markets 1.38% 2018 Projections: National Average 0.67% Gateway Markets 0.54%

000 Our Markets | Orlando 1 Community Map Millenia 700 Orlando, FL Metro area ranked 8th in the U.S. in terms of population growth in 2018 6 New development lags rental market supply 7 Job growth is concentrated in lower-paying jobs, prohibiting some demand at the Class A tier 7 Major employers include: Differentiators Job Growth Population Growth Source: CoStar Note: 2018 data are projections as reported by CoStar as of 9.28.18 Data as of 9.28.18 New units estimated to come online in 2018 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For the Three Months Ended September 30, 2018 U.S. Census Bureau Fannie Mae Multifamily and Economics Research Demand Drivers vs. New Supply Supply Growth 2 3 4 Orlando represents 2.9% of IRT’s NOI portfolio-wide 5 2018 Projections: National Average 1.64% Gateway Markets 1.38% 2018 Projections: National Average 0.67% Gateway Markets 0.54%

Dramatic Portfolio Transformation Since IPO Source: Company filings and CoStar. For all owned communities as of 11.1.2018, plus Lucerne in Brandon, FL. As of 9.28.2018. Please find a definition of Total Gross Assets in the appendix. Midpoint of full year 2018 guidance as revised in the Q3 2018 earnings release using weighted-average shares and units outstanding of 88,506,053. 4 At IPO (August 2013): 8 properties 2,004 units $791 avg. base rent Average community age: 26 years $154mm in gross assets 3 Current 1: 60 properties 1 16,396 units 1 $1,024 avg. effective rent 2 Average community age: 16 years $1.8B in gross assets 3 Core FFO Growth (Full year, $s in millions) 52 more communities Over 8.0x more units ~30% increase in avg. base rent 10 year reduction in average age Over 11.7x increase in gross assets Progress Since IPO +

Resident Demographics at a Glance 1 Data as of October 2018 53% 47% Gender Breakdown 74% 26% Marital Status 36 Average Income Of tenants between 39% $71k Average Income to rent 18-29 years old Average Age with Young, growing resident sample benefitting from amenity-rich communities without overextending on rent 16% Tenants make up a diverse, expansive job pool Top Industries of Tenants Include: Office and Administrative Staff Technology Medical Sales Education Hospitality Male Female Single Married

Definitions and Non-GAAP Financial Measure Reconciliations This presentation may contain non-U.S. generally accepted accounting principals (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this document and/or IRT’s reports filed or furnished with the SEC available at IRT’s website www.IRTLIVING.com under Investor Relations. IRT’s other SEC filings are also available through this website. Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month. Average Occupancy Average occupancy represents the average of the daily physical occupancy for the period presented. EBITDA and Adjusted EBITDA EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before acquisition and integration expenses and certain other non-operating gains or losses related to items such as asset sales, debt extinguishments, acquisition related debt extinguishment expenses, gains on the TSRE merger, and management internalization expenses. EBITDA and Adjusted EBITDA are each non-GAAP financial measures. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because each eliminates interest, income taxes, depreciation and amortization, acquisition and integration expenses and other non-operating gains and losses, and thereby permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses from the determination of FFO. IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Definitions and Non-GAAP Financial Measure Reconciliations

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

	As of				
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total debt	$ 963,238	$ 911,772	$ 903,286	$ 778,442	$ 731,625
Less: cash and cash equivalents	(7,645)	(10,896)	(10,399)	(9,985)	(10,128)
Total net debt	$ 955,593	$ 900,876	$ 892,887	$ 768,457	$ 721,497

IRT presents net debt because management believes it is a useful measure of IRT's credit position and progress toward reducing leverage. The calculation is limited in that IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income ("NOI"), a non-GAAP measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, asset management fees, property management fees, acquisition expenses and general administrative expenses. In connection with our management internalization which was completed in the fourth quarter of 2016, we modified our calculation of NOI to exclude property management expenses. We retrospectively adjusted previously reported NOI to conform to this change. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store properties or portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of				
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total assets	$ 1,648,108	$ 1,583,117	$ 1,577,879	$ 1,450,624	$ 1,405,212
Plus: accumulated depreciation (a)	114,660	104,496	94,001	84,097	76,664
Plus: accumulated amortization	19,418	18,852	17,809	16,517	15,670
Total gross assets	$ 1,782,186	$ 1,706,465	$ 1,689,689	$ 1,551,238	$ 1,497,546

(a) Includes previously recognized depreciation on properties that are classified as held-for-sale.

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Forward-Looking Statement This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management. Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2018 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K. Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.